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                                                                      EXHIBIT 16



May 10, 2002




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549





Dear Sir/Madam:


We have read Item 4 included in the Form 8-K dated May 10, 2002 of Bioject Medical Technologies Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,


Arthur Andersen LLP

Cc:   John Gandolfo
      Chief Financial Officer
      Bioject, Inc